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                                  KUTAK ROCK

                                  SUITE 2900                       ATLANTA
                            717 SEVENTEENTH STREET                 KANSAS CITY
                                                                   LITTLE ROCK
                          DENVER, COLORADO 80202-3329              NEW YORK
                                                                   NEWPORT BEACH
                                 303-297-2400                      OKLAHOMA CITY
                            FACSIMILE 303-292-7799                 OMAHA
                                                                   PHOENIX
                           http://www.kutakrock.com                PITTSBURGH
                                                                   WASHINGTON


                              November 2, 1998



America First Real Estate Investment Company, Inc.
1004 Farnam Street
Suite 400
Omaha, Nebraska  68102

     Re:   Securities Offering

Gentlemen:

     We have acted as counsel to America First Real Estate Investment Company, Inc. (the "Company") in connection with the filing of a registration statement on Form S-4 (Registration No. 333-52117), including a related Prospectus/Consent Solicitation Statement, under the Securities Act of 1933, as amended (the "Act"), and such amendments thereto and such amended Prospectus/Consent Solicitation Statements as may have been required to the date hereof. The registration statement covers a proposed offering by the Company of up to 3,354,887 shares of common stock, $.001 par value per share (the "Common Stock"), and up to $40,000,000 principal amount of Variable Rate Junior Notes and Promissory Notes (the "Notes"). Such registration statement, as amended, and the Prospectus/Consent Solicitation Statement on file with the Securities and Exchange Commission (the "Commission") at the time such registration statement becomes effective (including financial statements and schedules, exhibits and all other documents filed as a part thereof or incorporated therein) are herein called, respectively, the "Registration Statement" and the "Prospectus/Consent Solicitation Statement."

     In connection with this opinion, we have made such investigations and examined such records, including the Company's Certificate of Incorporation, Bylaws and corporate minutes as we deemed necessary to the performance of our services and to give this opinion. We have also examined and are familiar with the originals or copies, certified or otherwise identified to our satisfaction, of such other documents, corporate records and other instruments as we have deemed necessary for the preparation of this opinion. In expressing this opinion, we have relied, as to any questions of fact upon which our opinion is predicated, upon representations and certificates of the officers of the Company.

     In giving this opinion we assumed:

          (a) the genuineness of all signatures and the authenticity and completeness of all documents submitted to us as originals;

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America First Real Estate
Investment Company, Inc.
November 2, 1998
Page 2


          (b) the conformity to originals and the authenticity of all documents supplied to us as certified, photocopied, conformed or facsimile copies and the authenticity and completeness of the originals of any such documents; and

          (c) the proper, genuine and due execution and delivery of all documents by all parties to them and that there has been no breach of the terms thereof.

     Based upon the foregoing and subject to the qualifications set forth above, and assuming (i) that the Registration Statement has become effective under the Act, (ii) that all required actions are taken and conditions satisfied with respect to the issuance of the Company's Common Stock and Notes as specified in the Prospectus/Consent Solicitation Statement and (iii) consideration is received for the Common Stock and the Notes: we are of the opinion that: (a) at the time the Common Stock is issued, the Common Stock will be legally issued, fully paid and nonassessable; and (b) at the time the Notes are issued, the Notes will be binding obligations of the Company.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and the use of our name in the Registration Statement. In giving such consent, we do to thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission promulgated pursuant thereto.

                              Very truly yours,

                              /s/ Kutak Rock

                              Kutak Rock